Exhibit 10.1

Execution Version

AMENDMENT NO. 6 TO CREDIT AGREEMENT

This AMENDMENT NO. 6 TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of June 30, 2025, by and among T1 G1 Dallas Solar Module (Trina) LLC, a Texas limited liability company (the “Borrower”), the lenders party from time to time to the Credit Agreement (defined below) (collectively, the “Lenders”), HSBC Bank USA, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, together with any successor administrative agent appointed pursuant to the Loan Documents, the “Administrative Agent”), and HSBC Bank USA, N.A., a national banking association, as collateral agent for the Secured Parties (in such capacity, together with any successor collateral agent appointed pursuant to the Loan Documents, the “Collateral Agent,” and together with the Borrower, the Lenders, and the Administrative Agent, collectively, the “Parties”).

W I T N E S S E T H

WHEREAS, reference is made to that certain Credit Agreement, dated as of July 16, 2024, as modified by that certain Consent, Waiver, Amendment No. 1 to Credit Agreement dated as of December 23, 2024, Amendment No. 2 to Credit Agreement dated as of February 13, 2025, Amendment No. 3 to Credit Agreement dated as of February 28, 2025, Amendment No. 4 to Credit Agreement dated as of March 14, 2025, and Amendment No. 5 to Credit Agreement dated as of April 30, 2025 (as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Administrative Agent, the Collateral Agent and the Lenders, pursuant to which, among other things, the Lenders have agreed to extend financing to the Borrower with respect to the development, design, permitting, engineering, procurement, construction, completion, testing, operation and maintenance of a solar photovoltaic module manufacturing facility with a total annual production capacity of 5 GWdc to be located in Wilmer, Texas;

WHEREAS, Borrower desires to amend the Credit Agreement to modify the definition of Debt Service Reserve Required Balance (the “DSR Required Balance Amendment”);

WHEREAS, Section 10.03 (Amendments and Waivers) of the Credit Agreement requires consent of the Required Lenders (as defined in the Credit Agreement) to effect the DSR Required Balance Amendment; and

WHEREAS, the Required Lenders party hereto are willing to consent to the DSR Required Balance Amendment as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

1.01 Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

2.01 Pursuant to Section 10.03 (Amendments and Waivers) of the Credit Agreement and subject to the terms and conditions herein and therein, effective on and as of the Effective Date:

(a) The definition of “Debt Service Reserve Required Balance” is hereby amended and restated in its entirety as follows:

“Debt Service Reserve Required Balance” means, as of any date of determination, an amount equal to the next six (6) months of Debt Service; provided, that, for the period commencing on the Conversion Date and ending on June 30, 2025, the Debt Service Reserve Required Balance shall be the sum, computed without duplication, of (x) an amount equal to the scheduled principal installment payable on June 30, 2025 pursuant to Schedule 2.04 of this Agreement, plus (y) all amounts reasonably projected by the Borrower to be payable by the Borrower in respect of interest on the Construction/Term Loans (net of amounts paid or received by the Borrower under any Interest Rate Hedge (other than termination or unwind payments under such Interest Rate Hedge)) over a six (6) month period, plus (z) all fees and other amounts payable under this Agreement and the other Loan Documents to any Lender or any Agent by the Loan Parties during such period; provided, further, that, for the period commencing on July 1, 2025 and ending on July 31, 2025, the Debt Reserve Required Balance shall be equal to the sum, computed without duplication, of (x) an amount equal to the scheduled principal installment payable on September 30, 2025 pursuant to Schedule 2.04 of the Credit Agreement, plus (y) all amounts reasonably projected by the Borrower to be payable by the Borrower in respect of interest on the Construction/Term Loans (net of amounts paid or received by the Borrower under any Interest Rate Hedge (other than termination or unwind payments under such Interest Rate Hedge)) over a six (6) month period, plus (z) all fees and other amounts payable under this Agreement and the other Loan Documents to any Lender or any Agent by the Loan Parties during such period.

CONDITIONS TO EFFECTIVENESS

3.01 Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Effective Date”) on which the Administrative Agent and the Lenders (or their counsel) shall have received from each of the Borrower and all Lenders, a counterpart of this Amendment which has been duly executed on behalf of such party.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.01 Borrower hereby represents and warrants to the Lenders and the Administrative Agent, as of the date hereof and as of the Effective Date, that:

(a) (i) this Amendment has been duly executed and delivered by it and (ii) this Amendment, the Credit Agreement and the other Loan Documents to which it is party as in effect on the date hereof and the Credit Agreement as modified as of the Effective Date constitute the legal, valid and binding obligations of it, enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;

(b) its execution, delivery and performance of this Amendment and its performance of, respectively, the Credit Agreement and the other Loan Documents to which it is party as in effect on the date hereof and the Credit Agreement as modified by this Amendment on the Effective Date, have been duly authorized by all necessary limited liability company or corporate action and do not: (i) contravene the terms of its charter, bylaws, or other organizational documents, as applicable, (ii) violate any law or regulations, or any order or decree of any court or Governmental Authority, (iii) conflict with or result in the breach or termination of, constitute a default under or result in or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, (iv) result in the creation or imposition of any Lien upon any of its property other than those in favor of the Collateral Agent pursuant to the Loan Documents, or (v) require the consent or approval of any Governmental Authority or any other Person; and

(c) no Default or Event of Default has occurred and is continuing or would result from the effectiveness of this Amendment.

ARTICLE V

MISCELLANEOUS PROVISIONS

5.01 Reference to Credit Agreement. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

5.02 Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the Borrower, the Agents and the Secured Parties and their respective successors, transferees and permitted assigns.

5.03 Governing Law; Etc. Sections 1.02 (Computation of Time Periods; Other Definitional Provisions), 10.02 (Expenses; Indemnity; Damage Waiver), 10.12 (Governing Law; Jurisdiction; Etc.), 10.13 (Waiver of Jury Trial), 10.14 (Treatment of Certain Information; Confidentiality) and 10.16 (Counterparts; Integration; Effectiveness) of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis.

5.04 Headings. All headings used herein are for reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

5.05 Counterparts. This Amendment may be executed in two or more counterparts, including by electronic signature, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract.

5.06 Loan Document. This Amendment shall be a “Loan Document” for purposes of the definition thereof in the Credit Agreement.

5.07 No Modification; No Other Matters. Except as expressly provided for herein, the terms and conditions of the Loan Documents shall continue unchanged and shall remain in full force and effect and are hereby ratified and affirmed. This Amendment is limited in effect and shall apply solely to the matters set forth herein and to the extent expressly set forth herein and shall not be deemed or construed as an amendment, waiver or consent of any other matters. Except as expressly provided herein, nothing herein shall be construed as or deemed to be a waiver or consent by Administrative Agent or any Lender of any past, present or future breach or non-compliance with any terms or provisions contained in any Loan Document, and nothing herein shall abrogate, prejudice, diminish or otherwise affect any powers, rights, remedies or obligations of any Person arising before the date of this Amendment.

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IN WITNESS WHEREOF, each of the Parties has executed this Amendment as of the date first written above.

BORROWER:

T1 G1 DALLAS SOLAR MODULE (TRINA) LLC

By:	/s/ Evan Calio
Name:	Evan Calio
Title:	President and Treasurer

[Signature Page to Amendment No. 6 to Credit Agreement (Trina Solar)]

ADMINISTRATIVE AGENT:

HSBC BANK USA, N.A.

By:	/s/ Bertha Gallardo
Name:	BERTHA GALLARDO 23505
Title:	Vice President

COLLATERAL AGENT:

HSBC BANK USA, N.A.

By:	/s/ Bertha Gallardo
Name:	BERTHA GALLARDO 23505
Title:	Vice President

[Signature Page to Amendment No. 6 to Credit Agreement (Trina Solar)]

LENDERS:

Standard Chartered Bank
as Lender

By:	/s/ Sridhar Nagarajan
Name:	Sridhar Nagarajan
Title:	Managing Director, Head - Infrastructure and Development Finance, Europe & Americas

[Signature Page to Amendment No. 6 to Credit Agreement (Trina Solar)]

LENDERS:

HSBC BANK USA, N.A.
as Lender

By:	/s/ Karun Chopra
Name:	Karun Chopra: 23341
Title:	Director, Infrastructure Finance

[Signature Page to Amendment No. 6 to Credit Agreement (Trina Solar)]

RESTRICTED

SOCIETE GENERALE,
as Lender

By:	/s/ Stephania Vasilieva
Name:	Stephania Vasilieva
Title:	Vice-President

[Signature Page to Amendment No. 6 to Credit Agreement (Trina Solar)]